UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — December 24, 2015

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01		Other Events

On December 24, 2015, Assured Guaranty Ltd. announced that its bond insurance subsidiaries Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) entered into a restructuring support agreement (RSA) with the Puerto Rico Electric Power Authority (PREPA) and other stakeholders. The restructuring transaction described in the RSA is intended to, among other things, provide a framework for the consensual resolution of the treatment of insured PREPA revenue bonds in PREPA's recovery plan and to provide bridge financing for PREPA’s January 1, 2016 interest payment. AGM's and AGC's proportionate share of the PREPA bridge financing is approximately $15 million in the aggregate. Upon finalization of the restructuring transaction, insured PREPA revenue bonds (with no reduction to par or stated interest rate or extension of maturity) will be supported by securitization bonds issued by a special purpose corporation and secured by a transition charge assessed on ratepayers. To facilitate the securitization transaction, which enables PREPA to achieve debt relief and more efficient capital markets financing, AGM and AGC will issue surety insurance policies in an amount not expected to exceed $113 million in the aggregate in exchange for a market premium to support a portion of the reserve fund for the securitization bonds. The closing of the restructuring transaction is subject to certain conditions, including enactment of related legislation by the Puerto Rico legislature and execution of acceptable documentation and legal opinions.

A copy of the press release is attached as Exhibit 99.1 hereto.

Any forward-looking statements made in this Form 8-K reflect Assured Guaranty’s current views with respect to future events and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include, but are not limited to, those resulting from adverse developments in Puerto Rico or at PREPA, an inability or failure of creditors to negotiate and implement a consensual restructuring, litigation that has already been initiated or may be initiated in the future, governmental or legislative action or inaction by Puerto Rico or the United States, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of December 24, 2015. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
Exhibit Number		Description
99.1		Press Release of Assured Guaranty Ltd., dated December 24, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE: December 24, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Assured Guaranty Ltd., dated December 24, 2015

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